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                                                                       EXHIBIT 5
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                                 July 2, 2001

Cytyc Corporation
85 Swanson Road
Boxborough, MA 01719

Re:  Registration Statement on Form S-8 Relating to the 2001 Non-Employee
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     Director Stock Plan (the "2001 Plan") of Cytyc Corporation (the "Company")
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Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on July 2, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 4,000,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the 2001 Plan (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the 2001 Plan, as amended, the Third Amended and Restated Certificate of Incorporation, as amended, the By-Laws of the Company, as amended, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued pursuant to the terms of the 2001 Plan, and the terms of any agreement relating to such issuance, will be upon receipt of the consideration provided for in the 2001 Plan, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms of the 2001 Plan.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                    Very truly yours,

                                    /s/ Testa, Hurwitz & Thibeault, LLP

                                    TESTA, HURWITZ & THIBEAULT, LLP